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                                                                    EXHIBIT 3.13

                            ARTICLES OF INCORPORATION
                              (Profit Corporation)


                  These Articles of Incorporation are signed and acknowledged by the incorporator for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

                                    ARTICLE I

                  The name of the corporation is Bell Oil Corp.

                                   ARTICLE II

                  The purpose or purposes for which the corporation is formed are as follows:

                  To buy, sell and otherwise deal in gasoline, fuel oil, motor oil, tires, auto parts and all manner of accessories and appliances to be used on or in motor vehicles of every description; to purchase, sell, lease, make repairs to and store automobiles, their parts and accessories and to buy, sell or lease and operate garage service stations and repair shops and to carry on all business incidental thereto; to distribute and sell at retail and wholesale, gasoline, fuel oil, motor oil and petroleum and all other related products; to buy, sell or lease and operate car washes and to do any and all things necessary or incident to the business of the corporation and to exercise and possess the powers herein set forth as fully as natural persons.

                  In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

                                   ARTICLE III

                  Location of the first registered office is:

                  428 Hunter, City of Saginaw, County of Saginaw,
                  Michigan  48602

                  Post office address of the first registered office is:

                  428 Hunter, City of Saginaw, County of Saginaw,
                  Michigan  48602

                                   ARTICLE IV

                  The name of the first resident agent is Harold Campbell.

                                    ARTICLE V
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                  The total authorized capital stock is

          (1)     Preferred shares                          -------------               Par Value         $------------
                  Common shares                             5,000                       Par value         $10.00 per share
                                                                                        Book Value


          (2)     Preferred shares                                                      Price fixed for sale $
                  Common                                                                Book Value
                                                                                        Price fixed for sale $

                  (3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications limitations or restrictions thereof is as follows:




                                   ARTICLE VI

                  The name and places of resident or business of the incorporators and the number and class of shares subscribed for are as follows:
(Statute requires one or more incorporators)

                                                                                       NUMBER OF SHARES
NAME/RESIDENCE OR BUSINESS ADDRESS                                      PAR STOCK                          NON-PAR STOCK
                                                           COMMON            PREFERRED         COMMON            PREFERRED
Harold Campbell, 428 Hunter, Saginaw,                      300
Michigan

                                   ARTICLE VII

                  The names and addresses of the first board of directors are as follows:

(Statute requires at least three directors)

                     NAME                        RESIDENCE OR BUSINESS ADDRESS
Harold Campbell                                  428 Hunter, Saginaw, Michigan

Arnold J. Middeldorf                             501 Lapeer, Saginaw, Michigan

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
Leopold P. Borrello                              1201 Second National Bank, Saginaw,
                                                 Michigan


                                  ARTICLE VIII

                  The term of the corporate existence is perpetual.

                  I, the incorporator, sign my name this 21st day of February, 1969.


                                                            /s/ Harold Campbell
                                                            -------------------
                                                            Harold Campbell


STATE OF MICHIGAN                   )
                                    )   ss.:
COUNTY OF SAGINAW                   )

                  On this 21st day of February, 1969, before me personally appeared Harold Campbell, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                                                            /s/ Joan F. Wojewoda
                                                            -------------------